UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 4, 2021
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Better Choice Company Inc.
(Exact name of Registrant as Specified in its Charter)
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Delaware	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
164 Douglas Road East
Oldsmar, Florida 34677
(Address of Principal Executive Offices) (Zip Code)
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(Registrant's Telephone Number, Including Area Code): (646) 846-4280
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On January 4, 2021, Better Choice Company filed its Form 8-K (“Original Form 8-K”) to report the CEO transition from Werner von Pein to Scott Lerner. The Original Form 8-K included incorrect exhibit linking of Mr. von Pein’s Separation Agreement and Mr. Lerner’s Employment Agreement. This Amendment No. 1 to the Form 8-K is filed solely to include the correct exhibit linking of Mr. von Pein’s Separation Agreement and Mr. Lerner’s Employment Agreement.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Retirement of Mr. von Pein as Chief Executive Officer

On January 4, 2021, Better Choice Company (the “Company”) announced that Werner von Pein, age 80, retired from his role as Chief Executive Officer of the Company, effective December 31, 2020 (the “Separation Date”). The Company and Mr. von Pein entered into a Separation and Retirement Agreement (the “Separation Agreement”). The Separation Agreement provides for continuation of payment by the Company of Mr. von Pein’s salary for a period of six months; the payment of Mr. von Pein’s 2020 annual bonus in accordance with the Company’s Management Incentive Plan; the accelerated vesting of 75% of unvested stock options held by Mr. von Pein as of the Separation Date and the payment of unused paid time off as of the Separation Date. In addition, the Separation Agreement includes a general release by Mr. von Pein related to Mr. von Pein’s employment with the Company.

The foregoing is a summary of the material terms of the Separation Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to Mr. von Pein’s Separation Agreement, which is filed as Exhibit 10.1.

Appointment of Chief Executive Officer

On January 4, 2021, the Company announced that Scott Lerner, age 48, was appointed as Chief Executive Officer of the Company, effective as of January 1, 2021. Prior to joining the Company, Mr. Lerner served as the Chief Executive Officer of Farmhouse Culture where he partnered with private equity investors to reposition the brand to capitalize on health and wellness trends. Previously, Mr. Lerner held positions with PepsiCo, ConAgra Foods and Kimberly-Clark, where he managed iconic brands such as Naked Juice, Quaker Oats, Scott Tissue and Parkay Margarine. In 2008, Scott created his own functional beverage brand called Solixir, resulting in a successful exit in 2014. Following the sale of Solixir, Scott partnered with the private equity group VMG partners to become the CEO of Kernel Season’s, where he introduced new product lines, increased profitability by 30% and oversaw the sale of the company to Hilghlander Partners.

There are no other arrangements or understandings between Mr. Lerner and any other persons, other than the Employment Agreement (as defined and described below), pursuant to which he was appointed to the office described above and no family relationship among any of the Company’s directors or executive officers and Mr. Lerner. Mr. Lerner does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with the Chief Executive Officer

The Company and Mr. Lerner entered into an Employment Agreement dated as of December 28, 2020 (the “Employment Agreement”) in connection with Mr. Lerner’s appointment as Chief Executive Officer of the Company as of January 1, 2021. Pursuant to the Employment Agreement, Mr. Lerner’s initial annual base salary will be $325,000 and his target bonus will be not less than 35% of his base salary, with his actual bonus to be determined by the Board. In addition, under the Employment Agreement, Mr. Lerner will be entitled to five weeks’ paid vacation and will be eligible to participate in certain employee benefit plans offered by the Company. Further, Mr. Lerner will receive an initial grant of 500,000 Company stock options at an exercise price of $1.13 per share. The options will vest over a period of three years subject to continued employment with the Company as follows: one-third of the options will vest on the first anniversary of the date of the Employment Agreement and the remaining options will vest monthly in equal amounts over the remaining 24-month period. In the event of a Change in Control (as defined therein) the options shall immediately vest and become exercisable in their entirety.

The foregoing is a summary of the material terms of the Employment Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to Mr. Lerner’s Employment Agreement relating to employment, which is filed as Exhibit 10.2.
Item 9.01.    Financial Statements and Exhibits
(d)Exhibits.

Exhibits	Description

10.1	Separation and Retirement Agreement, Dated December 28, 2020 by and between Werner von Pein and the Company
10.2	Employment Agreement, Dated December 28, 2020 by and between Scott Lerner and the Company
99.1	Press release dated January 4, 2021

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

	By:	/s/ Scott Lerner
	Name:	Scott Lerner
	Title:	Chief Executive Officer

January 5, 2021
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